Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-56623) pertaining to the Cintas Corporation Partners’ Plan,
(2)	Registration Statement (Form S-8 No. 33-23228) pertaining to the Incentive Stock Option Plan,
(3)	Registration Statement (Form S-8 No. 333-44654) pertaining to the 1999 Stock Option Plan,
(4)	Registration Statement (Form S-4 No. 333-78085),
(5)	Registration Statement (Form S-8 No. 333-1102221) pertaining to the 2003 Director’s Stock Option Plan, and
(6)	Registration Statement (Form S-8 No. 333-131375) pertaining to the 2005 Equity Compensation Plan of our report dated July 25, 2008, with respect to the consolidated financial statements of Cintas Corporation, our report dated July 25, 2008, with respect to Cintas Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Cintas Corporation, and our report on the financial statement schedule of Cintas Corporation (appearing below) included in this Annual Report (Form 10-K) of Cintas Corporation.

Our audits included the financial statement schedule of Cintas Corporation listed in Item 15(a). This schedule is the responsibility of Cintas Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is July 25, 2008, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Cincinnati, Ohio
July 25, 2008

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